                                                                       EXHIBIT 5


                                October 1, 1996

Union Planters Corporation
7130 Goodlett Farms Parkway
Memphis, Tennessee 38018

Gentlemen:

         The undersigned has participated in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission in respect to 1,242,191 shares of common stock, $5.00 par value per share (the "Common Stock") of Union Planters Corporation (the "Corporation") which may be issued by the Corporation pursuant to the Leader Financial Corporation 1993 Stock Option and Incentive Plan; 19,540 shares of Common Stock which may be issued by the Corporation pursuant to the Valley Federal Savings Bank 1987 Stock Option and Incentive Plan; and 46,074 shares of Common Stock which may be issued by the Corporation pursuant to the BancAlabama, Inc. 1989 Nonstatutory Stock Option Plan. (collectively, the "Shares" and the two plans colletively, the "Plans").

         For purposes of rendering the opinion expressed herein, the undersigned has examined the Corporation's corporate charter and all amendments thereto; the Corporation's bylaws and amendments thereto; the Plans; and such of the Corporation's corporate records as the undersigned has deemed necessary and material to rendering the undersigned's opinion. The undersigned has relied upon certificates of public officials and representations of the Corporation's officials, and has assumed that all documents examined by the undersigned as originals are authentic, that all documents submitted to the undersigned as photocopies are exact duplicates of original documents, and that all signatures on all documents are genuine.

         The undersigned has further assumed, for purposes of this opinion, that, on the dates of exercise, the options will have been duly executed and delivered and will constitute the legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms.

         Based upon the foregoing and subject to the qualifications hereinafter set forth, I am of the opinion that the Shares are duly authorized and, when issued and sold in accordance with the Registration Statement, the prospectus delivered to participants in the Plans pursuant to the requirements of the Securities Act of 1933, as amended, (the "Prospectus"), the pertinent provisions of any applicable state securities laws and the Plans, will be duly and validly issued, fully paid and nonassessable.

         The opinion expressed above is limited by the following assumptions, qualifications and exceptions.

         (a) The undersigned is licensed to practice law only in the State of Tennessee and expresses no opinion with respect to the effect of any laws other than those of the State of Tennessee and of the United States of America.

         (b) The opinion stated herein is based upon statutes, regulations, rules, court decisions and other authorities existing and effective as of the date of this opinion, and the undersigned undertakes no responsibility to update or supplement said opinion in the event of or in response to any subsequent changes in the law or said authorities, or upon the occurrence after the date hereof of events or circumstances that, if occurring prior to the date hereof, might have resulted in a different opinion.

         (c) This opinion has been rendered solely for the benefit of Union Planters Corporation and no other person or entity shall be entitled to rely hereon without the express written consent of the undersigned.

         (d) This opinion is limited to the legal matters expressly set forth herein, and no opinion is to be implied or inferred beyond the legal matters expressly so addressed.

         The undersigned hereby consents to the undersigned being named as party rendering a legal opinion under Item 5 of the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission as well as all state regulatory bodies and jurisdictions where qualification is sought for the sale of the subject securities.

         The undersigned is an officer of and receives compensation from UPC and therefore is not independent from UPC.


                                                   Very truly yours,

                                                   UNION PLANTERS CORPORATION



                                                   By: /s/ E. James House, Jr.
                                                       -------------------------
                                                           E. James House, Jr.